                                                                               .
                                                                               .
                                                                               .
Exhibit P
                           Transactions in the Shares

         TRANSACTIONS BY HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.


                          Transactions in Common Shares

          Date of                 Number of Shares
        Transaction               Purchase/(Sold)            Price of Shares
        -----------               ---------------            ---------------

            5/10/06                 556,395                       $35.06